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As filed with the Securities and Exchange Commission on September 27, 2005

Registration No. 333-128152

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5015 (Primary Standard Industrial Classification Code Number)	36-4215970 (I.R.S. Employer Identification Number)
120 North LaSalle Street, Suite 3300 Chicago, Illinois 60602 (312) 621-1950 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Victor M. Casini
Vice President, General Counsel and Secretary
LKQ Corporation
120 North LaSalle Street, Suite 3300
Chicago, Illinois 60602
(312) 280-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
J. Craig Walker Bell, Boyd & Lloyd LLC 70 West Madison Street, Suite 3300 Chicago, Illinois 60602 (312) 372-1121 fax: (312) 372-2098	Thomas J. Murphy McDermott Will & Emery LLP 227 West Monroe Street, Suite 4400 Chicago, Illinois 60606 (312) 372-2000 fax: (312) 984-7700

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Amending the Exhibit Index and filing Exhibit 1.1 and Exhibit 5.1.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 27, 2005.

LKQ CORPORATION
By:	/s/ JOSEPH M. HOLSTEN Joseph M. Holsten President, Chief Executive Officer and Director

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 27, 2005.

Signature	Title

Principal Executive Officer:
/s/ JOSEPH M. HOLSTEN Joseph M. Holsten	President, Chief Executive Officer and Director
Principal Financial Officer:
/s/ MARK T. SPEARS Mark T. Spears	Senior Vice President and Chief Financial Officer
Principal Accounting Officer:
/s/ FRANK P. ERLAIN Frank P. Erlain	Vice President of Finance and Controller

Majority of Directors:
* Donald F. Flynn	Director
* A. Clinton Allen	Director
* Robert M. Devlin	Director
* Paul M. Meister	Director
* John F. O'Brien	Director
William M. Webster, IV	Director
*By:	/s/ MARK T. SPEARS Mark T. Spears Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1(i)
Certificate of Incorporation of LKQ Corporation dated February 13, 1998, and as amended on May 20, 1998, June 15, 1998, August 17, 2000, and February 22, 2001 (incorporated herein by reference to Exhibit 3.1(i) to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
3.1(ii)
Amendment to Certificate of Incorporation filed on October 8, 2003 (incorporated herein by reference to Exhibit 3.1(ii) to the Company's report on Form 10-K for the fiscal year ended December 31, 2003).
3.1(iii)
Conformed copy of Certificate of Incorporation of LKQ Corporation, as amended to date (incorporated herein by reference to Exhibit 3.1(iii) to the Company's report on Form 10-K for the fiscal year ended December 31, 2003).
3.2	Amended and Restated Bylaws of LKQ Corporation (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
4.1	Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
4.2
Credit Agreement by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Syndication Agent, Bank One, NA, as Documentation Agent, National City Bank, as Co-Agent, and Banc of America Securities LLC, as Arranger, dated February 17, 2004 (incorporated herein by reference to Exhibit 99.3 to the Company's report on Form 8-K filed with the SEC on February 24, 2004).
4.3
First Amendment to Credit Agreement dated as of January 31, 2005 by and among LKQ Corporation, Bank of America, N.A., LaSalle Bank National Association, JP Morgan Chase Bank, National Association and National City Bank (incorporated herein by reference to Exhibit 99.4 to the Company's report on Form 8-K filed with the SEC on February 2, 2005).
4.4
Second Amendment to Credit Agreement dated as of June 1, 2005 by and among LKQ Corporation, Bank of America, N.A., LaSalle Bank National Association, JP Morgan Chase Bank National Association and National City Bank (incorporated herein by reference to Exhibit 99.1 to the Company's report on Form 8-K filed with the SEC on June 3, 2005).
5.1	Opinion of Bell, Boyd & Lloyd LLC.
10.1
Registration Rights Agreement by and among LKQ Corporation and certain stockholders signatories thereto dated June 19, 1998 (incorporated herein by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.2	Form of Fee Warrant Agreement (incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.3
Office Lease for 120 North LaSalle Street, Suite 3300, Chicago, Illinois by and between the Prudential Insurance Company of America, as Landlord, and LKQ Corporation, as Tenant, dated as of February 18, 2004 (incorporated by reference to Exhibit 10.1 to the Company's report on Form 10-Q for the quarter ended March 31, 2004).

10.4
Industrial Building Lease between Leonard A. Damron, III, LLC, as Landlord, and Damron Auto Parts, L.P., as Tenant, dated July 29, 1998 for Jenkinsburg, Georgia facility (incorporated herein by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.5
Industrial Building Lease between Damron Auto Parts East, Inc., as Landlord, and Damron Holding Company, as Tenant, dated July 29, 1998 for Melbourne, Florida facility (incorporated herein by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.6
Industrial Building Lease between Damron Family Limited Partnership, as Landlord, and Damron Auto Parts, Inc., as Tenant, dated July 29, 1998 for Crystal River, Florida facility (incorporated herein by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.7
LKQ Corporation Stock Option and Compensation Plan for Non-Employee Directors, as amended (incorporated herein by reference to Exhibit 99.1 to the Company's Form 8-K/A filed with the SEC on March 18, 2005).
10.8	LKQ Corporation CEO Stock Option Plan (incorporated herein by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.9*	LKQ Corporation 1998 Equity Incentive Plan, as amended.
10.10	LKQ Corporation 401(k) Plus Plan dated August 1, 1999 (incorporated herein by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.11	Amendment to LKQ Corporation 401(k) Plus Plan (incorporated herein by reference to Exhibit 10.24 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.12	Trust for LKQ Corporation 401(k) Plus Plan (incorporated herein by reference to Exhibit 10.25 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.13	LKQ Corporation Employees' Retirement Plan (incorporated herein by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.14	First Amendment to LKQ Corporation Employees' Retirement Plan (incorporated herein by reference to Exhibit 10.27 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.15	Second Amendment to LKQ Corporation Employees' Retirement Plan (incorporated herein by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.16
LKQ Corporation Employees' Retirement Plan Non-Discretionary Trust Agreement (incorporated herein by reference to Exhibit 10.29 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.17	LKQ Corporation 401(k) Plus Plan II dated March 3, 2005 (incorporated by reference to Exhibit 10.17 to the Company's report on Form 10-K for the fiscal year ended December 31, 2004).
10.18	Form of LKQ Corporation Executive Officer 2005 Bonus Program (Corporate) (incorporated herein by reference to Exhibit 99.2 to the Company's report on Form 8-K/A filed with the SEC on March 18, 2005).

10.19	Form of LKQ Corporation Executive Officer 2005 Bonus Program (Regional) (incorporated herein by reference to Exhibit 99.3 to the Company's report on Form 8-K/A filed with the SEC on March 18, 2005).
10.20
Amendment Agreement dated December 27, 2004 between LKQ Corporation and Donald F. Flynn, Chairman of the Board of LKQ Corporation (incorporated herein by reference to Exhibit 99.1 to the Company's report on Form 8-K filed with the SEC on January 3, 2005).
10.21
Form of Award Agreement dated January 14, 2005 between LKQ Corporation and optionees (incorporated herein by reference to Exhibit 99.1 to the Company's report on Form 8-K filed with the SEC on January 11, 2005).
10.22	Form of Notice to Optionees dated January 10, 2005 (incorporated herein by reference to Exhibit 99.2 to the Company's report on Form 8-K filed with the SEC on January 11, 2005).
10.23
Form of Indemnification Agreements between directors and officers of LKQ Corporation and LKQ Corporation (incorporated herein by reference to Exhibit 10.30 to the Company's Registration Statement on Form S-1, Registration No. 333-107417).
10.24
Stock Purchase Agreement by and among LKQ Corporation and Robert H. Cruikshank, Trustee, and Rowens R. Cruikshank, Trustee, dated February 20, 2004 (incorporated herein by reference to Exhibit 99.2 to the Company's report on Form 8-K filed with the SEC on February 24, 2004).
10.25
Stock Purchase Agreement dated as of October 26, 2004 between LKQ Corporation and Fred J. Hopp (incorporated herein by reference to Exhibit 10.1 to the Company's report on Form 10-Q for the quarter ended September 30, 2004).
10.26
Stock Purchase Agreement dated as of January 31, 2005 by and among LKQ Corporation, Henry Sheshene and Shelly Ho (incorporated herein by reference to Exhibit 99.2 to the Company's report on Form 8-K filed with the SEC on February 2, 2005).
10.27
Stock Purchase Agreement dated as of January 31, 2005 by and among LKQ Corporation, Henry Sheshene, Shelly Ho and Chia-Kai Hsu (incorporated herein by reference to Exhibit 99.3 to the Company's report on Form 8-K filed with the SEC on February 2, 2005).
10.28*
Industrial Building Lease between Steven Jones, as Landlord, and Mid-America Auto Parts, Inc.
(f/k/a Recyclers Group, Inc.), as Tenant, dated February 28, 1999, for 5725 South Topeka, Topeka, Kansas facility.
10.29*
First Amendment to Lease Agreement between Steven Jones, as Landlord, and Mid-America Auto Parts, Inc. (f/k/a Recyclers Group, Inc.), as Tenant, dated February 28, 1999, for 5725 South Topeka, Topeka, Kansas facility.
10.30*
Industrial Building Lease between Steven Jones and Mark Fitzgibbons, as Landlord, and Mid-America Auto Parts, Inc. (f/k/a Recyclers Group, Inc.), as Tenant, dated February 28, 1999, for 5310 SW Topeka, Topeka, Kansas facility.
10.31*
Industrial Building Lease between Mark Fitzgibbons, as Landlord, and Mid-America Auto Parts, Inc. (f/k/a Recyclers Group, Inc.), as Tenant, dated February 28, 1999, for 2001 East 19th, Lawrence, Kansas facility.
21.1*	List of subsidiaries, jurisdictions and assumed names.
23.1*	Consent of Deloitte & Touche LLP.
23.2	Consent of Bell, Boyd & Lloyd LLC (included as part of Exhibit 5.1 hereto).
24.1*	Power of Attorney (included in the signature pages).

*
Previously filed.

**
To be filed by amendment.

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SIGNATURES
EXHIBIT INDEX